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                                                                   Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File nos. 333-115512, 333-87516, 333-82252, 333-72518,
333-57672, 333-40456, 333-31484, 333-78087, 333-51945, 333-40645 and 333-38363)
and on Form S-3 (File nos. 333-108068, 333-112091 and 333-36170) of Concord
Communications, Inc. of our report dated March 14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2005